ADVANCED DISPOSAL WASTE HOLDINGS CORP.
AMENDED AND RESTATED 2012 STOCK INCENTIVE PLAN
RESTRICTED SHARE AWARD AGREEMENT
FOR NAMED EXECUTIVE OFFICERS

THIS RESTRICTED SHARE AGREEMENT (the “Agreement”) is made effective as of ______________ (the “Date of Grant”) between Advanced Disposal Waste Holdings Corp., a Delaware corporation (the “Company”), and _________________ (the “Participant”).

This Agreement sets forth the general terms and conditions of Restricted Shares.  By accepting the Restricted Shares of the Company’s common stock (“Common Shares”), the Participant agrees to the terms and conditions set forth in this Agreement and the Advanced Disposal Waste Holdings Corp. Amended and Restated 2012 Stock Incentive Plan (the “Plan”).

Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.

1.           Grant of the Restricted Shares.  Subject to the provisions of this Agreement and the Plan, the Company hereby grants to the Participant, an aggregate of ________________ Restricted Shares (the “Restricted Shares”), subject to adjustment as set forth in the Plan.

2.           Vesting Schedule.  Subject to earlier termination in accordance with the Plan or this Agreement, the Restricted Shares shall vest as follows, unless previously vested or cancelled in accordance with the Plan or this Agreement (each applicable date a “Scheduled Vesting Date”):

Scheduled Vesting Date	Percent of Restricted Shares Vesting on Such Date
First Anniversary of the Date of Grant	33.33%
Second Anniversary of the Date of Grant	33.33%
Third Anniversary of the Date of Grant	33.34%

3.           Termination of Service Generally.  In the event that the Participant’s employment or other service with the Company or its Affiliates terminates for any reason other than retirement, termination without Cause, resignation for Good Reason, death or Disability, the Restricted Shares shall cease to vest and any unvested Restricted Shares shall immediately be cancelled without consideration and the Participant shall have no further right or interest therein.

4.           Retirement; Termination without Cause; Resignation for Good Reason.   Subject to Section 6 of this Agreement, if the Participant’s employment or other service with the Company or its Affiliates terminates as a result of the Participant’s retirement, termination without Cause or resignation for Good Reason (“Cause” and “Good Reason” having the meanings set forth in Section 6 of this Agreement), the Restricted Shares shall continue to vest in accordance with their terms as if the Participant’s employment or other service had not terminated.

5.           Death; Disability.   Subject to Section 6 of this Agreement, if the Participant’s employment or other service with the Company or its Affiliates terminates as a result of the Participant’s death or Disability, any remaining unvested Restricted Shares shall vest upon the date of such termination.

6.           Change of Control.  In the event of a Change of Control other than the Initial Public Offering of the Company or its successor, prior to any Scheduled Vesting Date, to the extent the successor company (or a subsidiary or parent thereof) does not assume the Restricted Shares and this Agreement or provide a substitute therefor on substantially the same terms and conditions by the consummation of the Change of Control, all vested and unvested Restricted Shares shall become fully vested in accordance with Section 2 upon the consummation of the Change of Control.  To the extent the successor company (or a subsidiary or parent thereof) assumes or provides a substitute for the Restricted Shares on substantially the same terms and conditions, the existing vesting schedule will continue to apply; provided, however, that, if upon or within 24 months following the date of a Change of Control, the Participant’s employment or other service with the Company or its Affiliates is terminated without Cause or the Participant resigns for Good Reason, all of the Restricted Shares shall become fully vested in accordance with Section 2.  For purposes of this Section 6, the term “Cause” shall mean (a) with regard to any Participant who is party to an employment agreement with the Company or any of its Affiliates which contains a definition of “Cause,” the definition set forth in such agreement, and (b) with regard to any other Participant: (i) any act or omission that constitutes a material breach by the Participant of any obligations under an employment or service agreement with the Company or one of its Affiliates or an Award Agreement; (ii) the continued failure or refusal of the Participant to substantially perform the duties reasonably required of the Participant as an employee of or other service provider to the Company or one of its Affiliates; (iii) any willful and material violation by the Participant of any law or regulation applicable to the business of the Company or one of its Affiliates, or the Participant’s conviction of a felony, or any willful perpetration by the Participant of a common law fraud; or (iv) any other willful misconduct by the Participant which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any of its Affiliates.  For purposes of this Section 6, the term “Good Reason” shall mean (x) with regard to any Participant who is party to an employment agreement with the Company or any of its Affiliates which contains a definition of “Good Reason,” the definition set forth in such agreement, and (y) with regard to any other Participant: (i) the material diminution of the Participant’s title and/or responsibilities or (ii) the Participant being required to relocate more than twenty-five (25) miles from the Participant’s then-existing office.

7.           Nontransferability of Restricted Shares.  Unless otherwise determined by the Committee pursuant to the terms of the Plan, Restricted Shares may not be sold, pledged, or otherwise transferred except by the laws of descent and distribution.  The Restricted Shares shall be subject to the Shareholders Agreement.

8.           Rights as a Shareholder.  The Participant shall have, with respect to the Restricted Shares, all the rights of a shareholder of the Company, including, if applicable, the right to vote the Restricted Shares and to receive any dividends or other distributions, subject to the restrictions set forth in the Plan and this Agreement.

9.           Dividends.  Any cash, Common Shares or other securities of the Company or other consideration received by the Participant as a result of a distribution to holders of Restricted Shares or as a dividend on the Restricted Shares shall be subject to the same restrictions as the Restricted Shares, and all references to Restricted Shares hereunder shall be deemed to include such cash, Common Shares or other securities or consideration.

10.           Restrictive Legends and Stop-Transfer Orders.

(a)           Legends. The Participant understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Common Shares together with any other legends that may be required by state or federal securities laws:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND DRAG-ALONG RIGHTS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE SHAREHOLDERS AGREEMENT TO WHICH THE ORIGINAL HOLDER OF THESE SHARES IS A PARTY, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND DRAG-ALONG RIGHTS ARE BINDING ON TRANSFEREES OF THESE SHARES.

(b)           Stop-Transfer Notices. The Participant agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

(c)           Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Common Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or the Shareholders Agreement or (ii) to treat as owner of such Common Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Common Shares shall have been so transferred.

11.           Shareholders Agreement.  No Restricted Shares will vest until the Participant executes a Joinder Agreement whereby the Participant agrees to be bound by the provisions of the Shareholders Agreement.

12.           Market Stand-Off.  In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s Initial Public Offering (as defined in this Section 12), the Participant shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose or transfer, or agree to engage in any of the foregoing transactions with respect to, any Common Shares acquired under this Agreement without the prior written consent of the Company or its underwriters.  Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. In no event, however, shall such period exceed one hundred and eighty (180) days. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Common Shares subject to the Market Stand-Off, or into which such Common Shares thereby become convertible, shall immediately be subject to such Market Stand-Off.  In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Common Shares acquired under this Agreement until the end of the applicable stand-off period.  The Company and its underwriters shall be beneficiaries of the agreement set forth in this Section 12.  This Section 12 shall not apply to Common Shares registered in a public offering under the Securities Act, and the Participant shall be subject to this Section 12 only if the directors and officers of the Company are subject to similar arrangements.  “Initial Public Offering” shall mean a firm commitment underwritten public offering of Shares or other event the result of which is that Shares are tradable on the New York Stock Exchange, American Stock Exchange, NASDAQ National Market or similar public market system.  Notwithstanding the foregoing, the restrictions of the Market Standoff provided herein shall be no greater than the restrictions imposed upon the Common Shares owned by SAWH or any Affiliate (as such term is defined in the Shareholders Agreement) of SAWH.

13.           Physical Custody.  The Restricted Shares may be issued in certificate form or electronically in “book entry”.  The Secretary of the Company or such other representative as the Committee may appoint shall retain physical custody of each certificate representing Restricted Shares until all of the restrictions imposed under this Agreement with respect to the shares evidenced by such certificate expire or are removed.  In no event shall the Participant retain physical custody of any certificates representing unvested Restricted Shares assigned to Participant.

14.           Conditions to Delivery of Common Share Certificates.  The Company shall not be required to deliver any certificate or certificates for shares of Common Shares pursuant to this Agreement prior to fulfillment of all of the following conditions:  (a) the obtaining of any approval or other clearance from any state or federal governmental agency which the Committee determines to be necessary or advisable; and (b) the lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience.

15.           No Entitlements.

(a)           No Right to Continued Employment or Other Service Relationship.  This Agreement does not constitute an employment or service agreement and nothing in the Plan or this Agreement shall modify the terms of the Participant’s employment or other service, including, without limitation, the Participant’s status as an “at will” employee of the Company or its Affiliates, if applicable.  None of the Plan, the Agreement, the grant of Restricted Shares, nor any action taken or omitted to be taken shall be construed (i) to create or confer on the Participant any right to be retained in the employ of or other service to the Company or its Affiliates, (ii) to interfere with or limit in any way the right of the Company or its Affiliates to terminate the Participant’s employment or other service at any time and for any reason or (iii) to give the Participant any right to be reemployed or retained by the Company or its Affiliates following a termination of employment or other service for any reason.

(b)           No Right to Future Awards.  This award of Restricted Shares and all other equity-based awards under the Plan are discretionary.  This award does not confer on the Participant any right or entitlement to receive another award of Restricted Shares or any other equity-based award at any time in the future or in respect of any future period.

16.           Taxes and Withholding.  No later than the date as of which an amount with respect to the Restricted Shares first become includable in the gross income of the Participant for applicable income tax purposes, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld with respect to such amount.  Unless otherwise determined by the Committee, in accordance with rules and procedures established by the Committee, the minimum required withholding obligations may be settled in Common Shares, including Common Shares that are part of the award that gives rise to the withholding requirement.  The obligations of the Company to deliver the certificates for shares of Common Shares under this Agreement shall be conditional upon such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant, including, without limitation, by withholding shares of Common Shares to be delivered upon vesting.

17.           Section 83(b) Election.  If, within 30 days of the Date of Grant, the Participant makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), or any successor section thereto, to be taxed with respect to all or any portion of the Restricted Shares as of the date of transfer of the Restricted Shares rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

18.           Securities Laws.  Regardless of whether the offering and sale of options or Common Shares under the Plan have been registered under the Securities Act, or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of such Common Shares if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act or the securities laws of any state or any other law or to enforce the intent of this Agreement, provided that such restrictions upon the sale, pledge or other transfer of such Shares be no greater than such restrictions on the sale, pledge or other transfer of Shares owned by Star Atlantic Waste Holdings II, L.P. (“SAWH”) or any Affiliate (as such term is defined in the Shareholders Agreement) of SAWH.

19.           Miscellaneous Provisions.

(a)           Notices.  Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other.  Notwithstanding the foregoing, the Company may deliver notices to the Participant by means of email or other electronic means that are generally used for employee communications.  Any such notice shall be deemed effective upon receipt thereof by the addressee.

(b)           Headings.  The headings of sections and subsections are included solely for convenience of reference and shall not affect the meaning of the provisions of this Agreement.

(c)           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

(d)           Incorporation of Plan; Entire Agreement.  This Agreement and the Restricted Shares shall be subject to the Plan, the terms of which are incorporated herein by reference, and in the event of any conflict or inconsistency between the Plan and this Agreement, the Plan shall govern.  This Agreement and the Plan constitute the entire agreement between the parties hereto with regard to the subject matter hereof.  They supersede all other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.  The Participant acknowledges receipt of the Plan, and represents that he is familiar with its terms and provisions.

(e)           Amendments.  Subject to all applicable laws, rules and regulations, the Committee shall have the power to amend this Agreement at any time provided that such amendment does not adversely affect, in any material respect, the Participant’s rights under this Agreement without the Participant’s consent.  Notwithstanding the foregoing, the Company shall have broad authority to alter or amend this Agreement and the terms and conditions applicable to the Restricted Shares without the consent of the Participant to the extent it deems necessary or desirable in its sole discretion (i) to comply with or take into account changes in, or rescissions or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules or standards and other applicable laws, rules, regulations, guidance, ruling, judicial decision or legal requirement, (ii) to ensure that the Restricted Shares are not subject to taxes, interest and penalties under Section 409A of the Code, (iii) to take into account unusual or nonrecurring events or market conditions, or (iv) in any other manner set forth in Section 4 of the Plan.  Any amendment, modification or termination shall, upon adoption, become and be binding on all persons affected thereby without requirement for consent or other action with respect thereto by any such person.  The Committee shall give written notice to the Participant in accordance with Section 18(a) of any such amendment, modification or termination as promptly as practicable after the adoption thereof.  The foregoing shall not restrict the ability of the Participant and the Company by mutual consent to alter or amend the terms of the Restricted Shares in any manner that is consistent with the Plan and approved by the Committee.

(f)           Successor.  Except as otherwise provided herein, this Agreement shall be binding upon and shall inure to the benefit of any successor or successors of the Company, and to any Permitted Transferee pursuant to Section 7.

(g)           Choice of Law.  Except as to matters of federal law, this Agreement and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware (other than its conflict of law rules).

(h)           Clawback.  Any awards made pursuant to the Plan shall be subject to any recoupment policy adopted by the Company or required by law as in effect from time to time.

ADVANCED DISPOSAL WASTE HOLDINGS CORP.

By:
Name:
Title:

The undersigned hereby acknowledges having read the Plan and this Agreement, and hereby agrees to be bound by all the provisions set forth in the Plan and this Agreement.

Participant Name (Printed):

Signature:

Date:

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income for [YEAR] the amount of any compensation taxable in connection with the taxpayer’s receipt of the property described below:

1. The name, address, taxpayer identification number and taxable year of the undersigned are:

TAXPAYER’S NAME:

SPOUSE’S NAME:

TAXPAYER’S SOCIAL SECURITY NO.:

SPOUSE’S SOCIAL SECURITY NO.:

TAXABLE YEAR:

ADDRESS:

2. The property which is the subject of this election is shares of Common Stock of Advanced Disposal Waste Holdings Corp. (“Common Stock”).

3. The property was transferred to the undersigned on [DATE].

4. The property is subject to the following restrictions:  The shares of Common Stock are subject to cancellation if unvested as of the date of termination of service other than for retirement, death, disability or certain qualifying terminations in connection with a change in control, and are nontransferable until vested.

5. The fair market value of the property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is:   $[_____] per share x ________ shares = $ _________.

6. The undersigned paid $[_____] per share x ________ shares for the property transferred or a total of $[_____].

The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property.  The undersigned taxpayer is the person performing the services in connection with the transfer of said property.

The undersigned will file this election with the Internal Revenue Service office to which he files his annual income tax return not later than 30 days after the date of transfer of the property.  A copy of the election also will be furnished to the person for whom the services were performed.  The undersigned understands that this election will also be effective as an election under [STATE] law.

Dated:

Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:

Spouse of Taxpayer